Kyle L. Tingle CPA, LLC

PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

July 24, 2009

To the Board of Directors
Searchlight Minerals Corp.

We hereby consent to the incorporation by reference from the Form 10-K/A for the year ended December 31, 2008, in the registration statements (Nos. 333-106624 & 333-85984) on Form S-8 of Searchlight Minerals Corp., of our report dated April 10, 2006, except for Note 2, which is dated October 23, 2006 and Notes 1, 3, 4 and 13, which are dated July 7, 2008, with respect to the balance sheet as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the year then ended, including inception cumulative data prospectively from January 14, 2000 (date of inception) through December 31, 2005, relating to the financial statements, which appears in this Form 10-K/A.

KLT, CPA, LLC

KYLE L. TINGLE, CPA, LLC

Las Vegas, Nevada

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com